Exhibit 23.2

                          Independent Auditors Consent

The Board of Directors
American International Petroleum Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3, and the accompanying Prospectus, of our report dated March 30, 2000, appearing on page F-1 of American International Petroleum Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the Prospectus filed herewith.


                                                   /s/ HEIN + ASSOCIATES LLP
                                                   -------------------------
                                                       HEIN + ASSOCIATED LLP


Houston, Texas
August 1, 2000